UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2005
SOLEXA, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-22570 (Commission File No.)	94-3161073 (IRS Employer Identification No.)
25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 670-9300
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Definitive Material Agreement.
On September 6, 2005, the Board of Directors of Solexa, Inc. (“Solexa”) approved the 2005-2006 Bonus Plan (the “Plan”) which is designed to increase the cash compensation of Solexa’s employees if certain pre-determined corporate targets are achieved. Eligible employees will be entitled to a target bonus based on the sum of such employee’s salary earned during a period of time to be set by either the Board of Directors of Solexa (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”) multiplied by the target percentage for each employee, also as determined by the Board or Compensation Committee. The degree to which target bonuses are earned will be determined based on the achievement of objectives relating to the timing and amount of revenues from Solexa’s SBS instrumentation systems to be set by either the Board or the Compensation Committee.
The Plan is attached as Exhibit 10.68 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits:

Exhibit
No.	Description
10.68	2005-2006 Bonus Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLEXA, INC.
Dated: September 12, 2005	By:	/s/ Kathy A. San Roman
Name: Kathy A. San Roman Title: Vice President, Human Resources and Administration

EXHIBITS

Exhibit
No.	Description
10.68	2005-2006 Bonus Plan.